Exhibit 10.1

AMERICAN RAILCAR INDUSTRIES, INC.
2005 EQUITY INCENTIVE PLAN
As Amended and Restated Effective as of June 9, 2015.

1.    Purpose and Eligibility. The purpose of this 2005 Equity Incentive Plan, as amended and restated effective as of June 9, 2015 (the "Plan"), of American Railcar Industries, Inc., a North Dakota corporation (the "Company") is to provide for the issuance of Stock Options, Restricted Stock, Other Stock-Based Awards and Performance-Based Cash Awards (each, an "Award") to employees, officers, directors, consultants and advisors of the Company and its Parents and Subsidiaries. Any person to whom an Award has been granted under the Plan is called a "Participant.” Additional definitions are contained in Section 12.

2.    Effective Date/Expiration of Plan. The Plan as originally adopted became effective on December 23, 2005, and was subsequently amended on February 28, 2006. The Plan is hereby amended and restated in the form set forth herein, effective upon the approval of the amended and restated Plan by the stockholders of the Company at the Company’s 2015 annual stockholders’ meeting. If stockholder approval of the Plan is obtained, no Award shall be granted under the Plan on or after April 28, 2025, but Awards previously granted may extend beyond that date; provided that no Award (other than a Stock Option or an Other Stock-Based Award that is a stock appreciation right, whether settled in cash or stock) that is intended to be “performance-based” under Section 162(m) of the Code shall be granted on or after the first meeting of the Company’s stockholders that occurs in the fifth year following the year of stockholder approval of the Plan unless the Performance Goals set forth on Exhibit A are reapproved (or other designated performance goals are approved) by the stockholders by such date.

3.    Administration.

a.    Administration by the Committee. The Plan will be administered by the Committee. The Committee, in its sole and absolute discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. The Committee shall have authority, subject to the express limitations of the Plan, (i) to select the Participants to whom Awards may from time to time be granted hereunder, (ii) to construe and determine the respective Award agreement, Awards and the Plan, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan and any Awards, (iv) to determine the number of shares of Common Stock to be covered by each Award granted hereunder, (v) to determine the terms and provisions of the respective Award agreements and Awards (including, without limitation, the share price, any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award, and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole and absolute discretion), which terms and provisions need not be identical, and (vi) to make all other determinations in the judgment of the Committee necessary or desirable for the administration and interpretation of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award agreement or Award in the manner and to the extent it shall deem expedient to carry the Plan, any Award agreement or Award into effect and it shall be the sole and final judge of such expediency. All decisions, interpretations or other actions made or taken by the Committee shall be final, binding and conclusive on the Company and all employees and other Participants and their respective heirs, executors, administrators, successors and assigns. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and with respect to Awards intended to be “performance-based,” the applicable provisions of Section 162(m) of the Code and shall be limited, construed and interpreted in a manner so as to comply therewith.

b.    Designation of Consultants/Liability. The Committee may employ such legal counsel, accountants, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel, accountant or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, accountant, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to this paragraph (b) shall not be liable for any action or determination made with respect to the Plan. To the maximum extent permitted by applicable law, no member or former member of the Committee or of the Board shall be liable for any action or determination made with respect to the Plan or any Award granted under it. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense.

c.    Delegation. To the extent permitted by applicable law and stock exchange rules, the Committee may delegate any or all of its powers under the Plan to one or more committees or subcommittees or may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Committee may determine, provided that the Committee shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officers.

d.    Applicability of Section Rule 16b-3. To the extent applicable, the Plan shall be administered in a manner consistent with Rule 16b-3, such that all grants of Awards hereunder to Reporting Persons, as hereinafter defined, shall be exempt under such rule. Those provisions of the Plan that make express reference to Rule 16b-3 or that are required in order for certain equity transactions to qualify for exemption under Rule 16b-3 shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

e.    Applicability of Section 162(m). Notwithstanding any provisions in this Plan to the contrary, whenever the Committee is authorized to exercise its discretion in the administration or amendment of this Plan or any Award hereunder or otherwise, the Committee may not exercise such discretion in a manner that would cause any outstanding Award that is intended to qualify as performance-based compensation under Code Section 162(m) to fail to so qualify under Code Section 162(m).

4.    Stock Available for Awards.

a.    Number of Shares. Subject to adjustment under Section 4(c), the aggregate number of shares of common stock of the Company (the "Common Stock") that may be the subject of Awards or issued pursuant to the Plan is one million (1,000,000). If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If an Award granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such Award shall again be available for subsequent Awards under the Plan, and if shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than the price paid for such shares, such shares of Common Stock shall again be available for the grant of Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. Notwithstanding anything to the contrary herein, Awards that may be settled solely in cash shall not be deemed to use any shares of Common Stock under the Plan.

b.    Per-Participant Limit. Subject to adjustment under Section 4(c), no Participant may be granted Stock Options, Restricted Stock or Other Stock-Based Awards denominated in shares of Common Stock during any one fiscal year of the Company to purchase more than three hundred thousand (300,000) shares of Common Stock. The aggregate amount of compensation to be paid to any one Participant in respect of all Other Stock-Based Awards denominated in dollars and Performance-Based Cash Awards, and granted to such Participant in any one fiscal year of the Company, shall not exceed $5,000,000 and any Awards that are cancelled during the year shall be counted against this limit to the extent required by Section 162(m) of the Code.

c.    Adjustment to Common Stock. The existence of the Plan and the Awards shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate, or (vi) any other corporate act or proceeding. Subject to Section 9, in the event of any stock split, reverse stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or similar event, (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and purchase/exercise price per share subject to each outstanding Award, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding Award shall be adjusted by the Company (or substituted Awards may be made if applicable) to the extent the Committee shall determine, in good faith, that such an adjustment (or substitution) is appropriate or necessary to prevent substantial dilution or enlargement of the rights of Participants under the Plan. Notwithstanding the foregoing, (x) any adjustments made pursuant to this paragraph (c) to Awards that are considered “non-qualified deferred compensation” within the meaning of Code Section 409A shall be made in a manner intended to comply with the requirements of Section 409A; and (y) any adjustments made pursuant to this paragraph (c) to Awards that are not considered “non-qualified deferred compensation” subject to Code Section 409A shall be made in a manner intended to ensure that after such adjustment, the Awards either (A) continue not to be subject to Code Section 409A or (B) comply with the requirements of Code Section 409A. Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to this paragraph (c) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

5.    Stock Options.

a.    General. The Committee may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the shares of Common Stock issued upon the exercise of each Option, including, but not limited to, vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws. Each Option will be evidenced by a Stock Option Agreement, consisting of a Notice of Stock Option Award and a Stock Option Award Agreement (collectively, a “Stock Option Agreement”).

b.    Incentive Stock Options. An Option that the Committee intends to be an incentive stock option (an "Incentive Stock Option") as defined in Section 422 of the Code, as amended, or any successor statute (“Section 422”), shall be granted only to an employee of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 and regulations thereunder. The Committee and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a "Nonstatutory Stock Option" or "Nonqualified Stock Option."

c.    Dollar Limitation. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to qualify as Incentive Stock Options shall not qualify as Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value of more than $100,000. The amount of Incentive Stock Options that exceed such $100,000 limitation shall be deemed to be Nonqualified Stock Options. For the purpose of this limitation, unless otherwise required by the Code or regulations of the Internal Revenue Service or determined by the Committee, Options shall be taken into account in the order granted, and the Committee may designate that portion of any Incentive Stock Option that shall be treated as Nonqualified Option in the event that the provisions of this paragraph apply to a portion of any Option. The designation described in the preceding sentence may be made at such time as the Committee considers appropriate, including after the issuance of the Option or at the time of its exercise.

d.    Exercise Price. The Committee shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify the exercise price in the applicable Stock Option Agreement, provided, however, in no event may the per share exercise price be less than the Fair Market Value of the Common Stock on the date of grant. In the case of an Incentive Stock Option granted to a Participant who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary, then the exercise price shall be no less than 110% of the Fair Market Value of the Common Stock on the date of grant. In the case of a grant of an Incentive Stock Option to any other Participant, the exercise price shall be no less than 100% of the Fair Market Value of the Common Stock on the date of grant.

e.    Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Stock Option Agreement; provided that the term of any Incentive Stock Option may not be more than ten (10) years from the date of grant. In the case of an Incentive Stock Option granted to a Participant who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary, the term of the Option shall be no longer than five (5) years from the date of grant.

f.    Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(g) and the Stock Option Agreement for the number of shares for which the Option is exercised.

g.    Payment Upon Exercise. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment as permitted by the Committee in its sole and absolute discretion:

i.    in cash or by check, bank draft or money order payable to the order of the Company (denominated in U.S. Dollars);

ii.    only if the Common Stock is then publicly traded on a national securities exchange or quoted on a national quotation system sponsored by the Financial Industry Regulatory Authority, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker (that is reasonably acceptable to the Committee) to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker (that is reasonably acceptable to the Committee) to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

iii.    to the extent explicitly provided in the applicable Stock Option Agreement, by delivery of shares of Common Stock owned by the Participant valued at Fair Market Value; and

iv.    payment of such other lawful consideration as the Committee may determine.

Except as otherwise expressly set forth in a Stock Option Agreement, the Committee shall have no obligation to accept consideration other than cash or cash equivalent. The fair market value of any shares of the Company's Common Stock or other non-cash consideration that may be delivered upon exercise of an Option shall be determined in such manner as may be prescribed by the Committee.

h.    Acceleration, Extension, Etc. The Committee may, in its sole and absolute discretion, and in all instances subject to any relevant tax and accounting considerations that may adversely impact or impair the Company, (i) accelerate the date or dates on which all or any particular Options or Awards granted under the Plan may be exercised, or (ii) extend the dates during which all or any particular Options or Awards granted under the Plan may be exercised or vest.

6.    Restricted Stock.

a.    Grants. The Committee may grant Awards of Restricted Stock entitling recipients to acquire shares of Common Stock. Subject to the provisions of the Plan, the Committee shall determine the eligible Participants to whom, and the time or times at which such Awards will be granted, the number of shares to be awarded, the purchase price (if any) to be paid by the Participant, the time or times at which such Awards may be subject to forfeiture (if any), the vesting schedule (if any) and rights to acceleration thereof, and all other terms and conditions of such Awards. Without limiting the generality of the foregoing, the Committee shall also determine the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (if any) from the Participant in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable Restriction Period (as defined below). The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including, the Performance Goals specified in Exhibit A hereto) or such other factors as the Committee may determine, in its sole and absolute discretion, including to comply with the requirements of the “performance based” compensation exception under Section 162(m) of the Code. Unless otherwise determined by the Committee, the Participant shall not be permitted to transfer shares of Restricted Stock awarded under the Plan during a period set by the Committee (if any) (the “Restriction Period”) commencing with the date of such Award, as set forth in the applicable Award agreement.

b.    Terms and Conditions. The Board shall determine the terms and conditions of any such Award of Restricted Stock. The purchase price of Restricted Stock, if any, shall be fixed by the Committee. The purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the American Railcar Industries, Inc. (the “Company”) 2005 Amended and Restated Equity Incentive Plan (Effective April 28, 2015) (the “Plan”), and an Award agreement entered into between the registered owner and the Company dated                     . Copies of such Plan and Award agreement are on file at the principal office of the Company.”

    Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable Restriction Period, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

c.    Objective Performance Goals, Formulae or Standards. Notwithstanding the foregoing, if an Award of Restricted Stock is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code, and if the grant of such Award or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable number of shares of Restricted Stock to be granted (or the applicable vesting percentage of the Restricted Stock applicable to each Participant or class of Participants) in writing prior to the beginning of the applicable Performance Period or at such later date as otherwise determined by the Committee (but in no event later than 90 days after the beginning of the applicable Performance Period), provided that the outcome of the Performance Goals is substantially uncertain at the time the Committee actually establishes the Performance Goals and, in each case, as permitted under Section 162(m) of the Code with regard to Restricted Stock that is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code. With regard to Restricted Stock that is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code, the applicable performance target shall be based on one or more of the Performance Goals set forth in Exhibit A hereto.

7.    Other Stock-Based Awards.

a.    Grant.    The Committee shall have the right to grant Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock appreciation rights, stock equivalent units, restricted stock units, phantom stock awards or units, Performance Shares, Performance Units, deferred stock, deferred stock units, and awards valued by reference to book value of shares of Common Stock. Subject to the provisions of the Plan, the Committee shall, in its sole and absolute discretion, have authority to determine the Participants, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be subject to such Awards, and all other terms and conditions of the Awards. At the sole and absolute discretion of the Committee, other Stock-Based Awards may be settled in cash, in shares of Common Stock of equivalent value, or in some combination thereof. The Committee may condition the grant, vesting or payment of Other Stock-Based Awards upon the attainment of specified performance targets (including, the Performance Goals specified in Exhibit A attached hereto) or such other factors as the Committee may determine, in its sole and absolute discretion, including to comply with the requirements of the “performance based” compensation exception under Section 162(m) of the Code.

b.     Objective Performance Goals, Formulae or Standards. Notwithstanding the foregoing, if an Other Stock-Based Award is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code, and if the grant of such Other Stock-Based Award or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable vesting percentage of the Other Stock-Based Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as otherwise determined by the Committee (but in no event later than 90 days after the beginning of the applicable Performance Period), provided that the outcome of the Performance Goals is substantially uncertain at the time the Committee actually establishes the Performance Goals, and, in each case, as permitted under Section 162(m) of the Code with regard to an Other Stock-Based Award that is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code. With regard to an Other Stock-Based Award that is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code, the applicable performance target shall be based on one or more of the Performance Goals set forth in Exhibit A hereto.

8.    Performance-Based Cash Awards.

a.    Grant of Awards.    The Committee shall have authority to determine the Participants to whom, and the time or times at which, Performance-Based Cash Awards shall be made, the dollar amount to be awarded pursuant to such Performance-Based Cash Award, and all other conditions for the payment of the Performance-Based Cash Award. Except as otherwise provided herein, the Committee shall condition the right to payment of any Performance-Based Cash Award upon the attainment of specified performance goals (including the Performance Goals) established pursuant to paragraph (c)(iii) below and such other factors as the Committee may determine, including to comply with the requirements of Section 162(m) of the Code. The Committee may establish different Performance Goals for different Participants. Performance-Based Cash Awards that are intended to constitute “qualified performance-based compensation” (within the meaning of Code Section 162(m)) may be issued under the Company’s Management Incentive Program(s), as in effect from time to time.

b.    Individual Awards. Subject to paragraph (c)(iii) below, for any Participant the Committee may specify a targeted Performance-Based Cash Award for a Performance Period (each an “Individual Target Award”). An Individual Target Award may be expressed, at the Committee’s sole and absolute discretion, as a fixed dollar amount, a percentage of the Participant’s base pay, as a percentage of a bonus pool funded by a formula based on achievement of Performance Goals, or an amount determined pursuant to an objective formula or standard. The Committee’s establishment of an Individual Target Award for a Participant for a Performance Period shall not imply or require that the same level or any Individual Target Award be established for the Participant for any subsequent Performance Period or for any other Participant for that Performance Period or any subsequent Performance Period. At the time the Performance Goals are established (as provided in paragraph (c)(iii) below), the Committee shall prescribe a formula to determine the maximum and minimum percentages (which may be greater or less than 100% of an Individual Target Award) that may be earned or payable based upon the degree of attainment of the applicable Performance Goals during the Performance Period. Notwithstanding anything else herein, the Committee may exercise negative discretion to pay a Participant an amount that is less than the Participant’s Individual Target Award (or attained percentages thereof) regardless of the degree of attainment of the performance goals.

c.    Terms and Conditions. Performance-Based Cash Awards shall be subject to the following terms and conditions:

i.    At the expiration of the applicable Performance Period, the Committee shall determine and certify in writing the extent to which the Performance Goals established pursuant to paragraph (c)(iii) below are achieved and, if applicable, the percentage of the Performance-Based Cash Award that has been vested and earned.

ii.    In the event of a Participant’s Disability (as defined in Section 22(e)(3) of the Code) or death, or in cases of special circumstances (to the extent permitted under Section 162(m) of the Code with regard to a Performance-Based Cash Award that is intended to comply with Section 162(m) of the Code), the Committee may waive in whole or in part any or all of the limitations imposed thereunder with respect to any or all of a Performance-Based Cash Award.

iii.    The Performance Goals for the earning of Performance-Based Cash Awards shall be established by the Committee in writing on or before the date the grant of Performance-Based Cash Award is made and while the outcome of the Performance Goals is substantially uncertain and that is permitted under Section 162(m) of the Code with regard to a Performance-Based Cash Award that is intended to comply with Section 162(m) of the Code. With regard to a Performance-Based Cash Award that is intended to comply with Section 162(m) of the Code, to the extent any such provision set forth in the prior sentence would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.

iv.    Following the Committee’s determination and certification in accordance with subsection (i) above, the earned Performance-Based Cash Award amount shall be paid to the Participant or his or her legal representative, in accordance with the terms and conditions set forth in the Performance-Based Cash Award agreement. Notwithstanding the foregoing, the Committee may exercise negative discretion to pay an amount less than otherwise would be provided under the applicable level of attainment of the performance goals.

9.    General Provisions Applicable to Awards.

a.    Transferability of Awards. Except as the Committee may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, Stock Options shall be exercisable only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole and absolute discretion, that a Nonstatutory Option is transferable to a Family Member in whole or in part, and in such circumstances, and under such conditions as specified by the Committee. A Nonstatutory Option that is transferred to a Family Member pursuant to the preceding sentence (i) may not be transferred subsequently other than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award agreement. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

b.    Documentation. Each Award under the Plan shall be evidenced by a written instrument in such form as the Committee shall determine or as executed by an officer of the Company pursuant to authority delegated by the Committee. Each Award may contain terms and conditions in addition to those set forth in the Plan, provided that such terms and conditions do not contravene the provisions of the Plan or applicable law.

c.    Committee Discretion. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly.

d.    Additional Award Provisions. The Committee may, in its sole and absolute discretion, include additional provisions in any Award granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to Participants upon exercise of Awards, or transfer other property to Participants upon exercise of Awards, or such other provisions as shall be determined by the Committee; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan or applicable law.

e.    Termination of Status. The Committee shall determine the effect on an Award of the disability (as defined in Section 22(e)(3) of the Code), death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code related to Incentive Stock Options; provided that the Committee shall make no determinations that would cause any outstanding Award that is intended to qualify as performance-based compensation under Code Section 162(m) to fail to so qualify under Code Section 162(m).

f.    Change in Control. Unless otherwise expressly provided in the applicable Award agreement, in connection with the occurrence of a Change in Control (as defined below), the Committee shall, in its sole and absolute discretion as to any outstanding Awards including any portions thereof (on the same basis or on different bases, as the Committee shall specify), take one or any combination of the following actions:

A.    make appropriate provision for the continuation of such Awards by the Company or the assumption of such Awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Awards either (x) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Change in Control, (y) shares of stock of the surviving or acquiring corporation or (z) such other securities as the Committee deems appropriate, the fair market value of which (as determined by the Committee in its sole and absolute discretion) shall not materially differ from the fair market value of the shares of Common Stock subject to such Awards immediately preceding the Change in Control; provided that any assumption or substitution of any Incentive Stock Options shall be structured in a manner intended to comply with the requirements of Treasury Regulation §1.424-1 (and any amendments thereto);

B.    accelerate the date of exercise or vesting of such Awards;

C.    permit the exchange of such Award for the right to participate in any equity or incentive plan or other employee benefit plan of any successor corporation;

D.    provide for the repurchase of the Award for an amount equal to the difference of (i) the consideration received per share for the securities underlying the Award in the Change in Control minus (ii) the per share exercise price, if any, of such securities. Such amount shall be payable in cash for the property payable with respect to such securities in connection with the Change in Control. The value of any such property shall be determined by the Committee in its sole and absolute discretion; or

E.    provide for the termination of any such Awards immediately prior to a Change in Control; provided that no such termination will be effective if the Change in Control is not consummated.

g.    Change in Control Defined. For purposes of this Agreement, “Change in Control” means the consummation of any transaction (including, without limitation, any sale of stock, merger, consolidation or spin-off), the result of which is that any Person, other than Mr. Carl Icahn or the Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company. For purposes of the definition of Change in Control, the capitalized terms shall have the following meaning: “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning. “Related Parties” means: (1) Mr. Carl Icahn, any spouse and any child, stepchild, sibling or descendant of Mr. Carl Icahn; (2) any estate of Mr. Carl Icahn or of any person under clause (1); (3) any person who receives a beneficial interest in any estate under clause (2) to the extent of such interest; (4) any executor, personal administrator or trustee who holds such beneficial interest in the Company for the benefit of, or as fiduciary for, any person under clause (1), (2) or (3) to the extent of such interest; and (5) any Person, directly or indirectly owned or controlled by Mr. Carl Icahn or any other person or persons identified in clause (1), (2), (3) or (4), and (6) any not-for-profit entity not subject to taxation pursuant to Section 501(c)(3) of the Code or any successor provision to which Mr. Carl Icahn or any person identified in clause (1), (2), or (3) above is a member of the Board of Directors or an equivalent governing body of, and is a senior officer or trustee, as the case may be, of any such entity. “Voting Stock” means any class or series of capital stock, or of an equity interest in an entity other than a corporation, that is (A) ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency or (B) in the case of an entity other than a corporation, ordinarily entitled to elect or appoint the governing body of such entity, without the occurrence of any additional event or contingency.

h.    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its sole and absolute discretion may provide for a Participant to have the right to exercise his or her Award until fifteen (15) days prior to such transaction as to all of the shares of Common Stock covered by the Option or other Award, including shares as to which the Option or other Award would not otherwise be exercisable, which exercise may in the sole and absolute discretion of the Committee, be made subject to and conditioned upon the consummation of such proposed transaction. In addition, the Committee may provide that any Company repurchase option applicable to any shares of Common Stock purchased upon exercise of an Option or other Award shall lapse as to all such shares of Common Stock, provided the proposed dissolution and liquidation takes place at the time and in the manner contemplated.

i.    Assumption of Awards Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

j.    Parachute Payments and Parachute Awards. Notwithstanding the provisions of Section 9(f) and in the sole and absolute discretion of the Company, if, in connection with a Change in Control described therein, a tax under Section 4999 of the Code would be imposed on the Participant (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code, if applicable), then the number of Awards that shall become exercisable, realizable or vested as provided in such Section shall be reduced (or delayed), to the minimum extent necessary, so that no such tax would be imposed on the Participant. All determinations required to be made under this Section 9(j) shall be made by the Company.

k.    Amendment of Awards. The Committee may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant and such action is expressly permitted herein, including, without limitation, Section 9(m).

l.    Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

m.    Acceleration. The Committee may, without the Participant’s consent, at any time provide that any Options shall become immediately exercisable in full or in part, that any other Awards shall be free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option. Notwithstanding the foregoing, the Committee shall not take any action that would cause any outstanding Award that is intended to qualify as performance-based compensation under Code Section 162(m) to fail to so qualify under Code Section 162(m)

10.    Withholding. The Company shall have the right to deduct from payments of any kind otherwise due to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes of any kind required by law to be withheld. Subject to the prior approval of the Company, which may be withheld by the Company in its sole and absolute discretion, a Participant may elect to satisfy such obligation, in whole or in part, (a) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an Option or the issuance of shares of Common Stock subject to an Award or (b) by delivering to the Company shares of Common Stock already owned by the Participant. Any shares of Common Stock so delivered or withheld shall have a Fair Market Value equal to the statutorily required withholding obligation with regard to the applicable Participant as shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election pursuant to this Section may only satisfy his or her withholding obligation with shares of Common Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

11.    Forfeiture and Clawback of Awards

a.    Engagement or Employment Terminated for Cause. If the employment or engagement of any Participant is terminated "for Cause," any Award held by such Participant shall terminate, upon a determination of the Committee in its sole and absolute discretion that such Award shall so terminate, on the date of such termination. Upon any such determination by the Committee, any and all outstanding Awards (whether or not vested) held by such Participant shall be immediately forfeited, cancelled and terminated and any Option shall thereupon not be exercisable to any extent whatsoever, and the Company shall have the right to repurchase any shares of Common Stock, subject to a Restricted Stock or other Award whether or not such shares have vested, at the Participant’s initial purchase price. For purposes of this Section 11, "for Cause" shall be defined as follows: (i) if the Participant has executed an employment agreement, then the definition of “cause” contained therein, if any, shall govern, or (ii) conduct, as determined by the Committee, involving any one or more of the following: (a) misconduct or inadequate performance by the Participant that is injurious to the Company; (b) the commission of an act of embezzlement, fraud or theft, that results in economic loss, damage or injury to the Company; (c) the unauthorized disclosure of any trade secret or confidential information of the Company (or any client, customer, supplier or other third party who has a business relationship with the Company) or the violation of any noncompetition or nonsolicitation covenant or assignment of inventions obligation with the Company; (d) the commission of an act that constitutes unfair competition with the Company or that induces any customer or prospective customer of the Company to breach a contract with the Company or to decline to do business with the Company; (e) the indictment of the Participant for a felony or serious misdemeanor offense, either in connection with the performance of his or her obligations to the Company or that shall adversely affect the Participant's ability to perform such obligations; (f) the commission of an act of fraud or breach of fiduciary duty that results in loss, damage or injury to the Company; or (g) the failure of the Participant to perform in a material respect his or her employment, consulting or advisory obligations without proper cause. The Committee may in its sole and absolute discretion waive or modify the provisions of this Section at a meeting of the Committee with respect to any individual Participant with regard to the facts and circumstances of any particular situation involving a determination under this Section.

b.    Recovery of Certain Awards. If the Committee, in its sole and absolute discretion, determines that (i) there has been misconduct or a gross dereliction of duty resulting in either a violation of law or Company policy or procedures, that, in either case, causes significant financial or reputational harm to the Company (or any of its Affiliates), and (ii) a Participant committed the misconduct/gross dereliction of duty, or failed in his or her responsibility to manage or monitor the applicable conduct or risk, then, to the extent not prohibited by applicable law, the Committee, in its sole and absolute discretion, may seek reimbursement from such Participant (and such Participant shall be obligated to repay) all or any portion of any payments made to such Participant in respect of any Award; provided, however, that the Committee may only seek such reimbursement in respect of payments made to a Participant within the three-year period preceding the date that the Committee makes a determination that there has been such misconduct or a gross dereliction of duty.
c.    Restatement. To the extent not prohibited by applicable law, if a Participant is an officer of the Company, or, if applicable, has otherwise been designated by the Board as an “officer” for purposes of Section 16 of the Exchange Act, the Committee may, in its sole and absolute discretion, seek reimbursement of any payment made to such Participant in respect of an Award in the event of a restatement of the Company’s (or any of its subsidiaries’) financial results (occurring due to material noncompliance with any financial reporting requirements under applicable securities laws) that reduced a previously granted payment made to such Participant in respect of such Award. In that event, the Committee may, in its sole and absolute discretion, seek to recover the amount of any such payment made to the Participant that exceeded the amount that would have been paid based on the restated financial results.
d.    Legal Requirement. If the Company subsequently determines that it is required by law to apply a “clawback” or alternate recoupment provision to any Award, under the Dodd-Frank Wall Street Reform and Consumer Protection Act or otherwise, then such clawback or recoupment provision also shall apply to such Award, as if it had been included on the effective date of this Plan.
e.    Set-Off. To the extent not prohibited under applicable law, the Committee, in its sole and absolute discretion, will have the right to set off (or cause to be set off) any amounts otherwise due to a Participant from the Company in satisfaction of any repayment obligation of such Participant hereunder, provided that any such amounts are exempt from, or set off in a manner intended to comply with the requirements of Code Section 409A.

12.    Miscellaneous.

a.    Definitions.

i.“Affiliate” shall mean, other than the Company, (i) any corporation in an unbroken chain of corporations beginning with the Company that owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (ii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) that is controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company and/or its Affiliates; or (iii) any other entity, approved by the Committee as an Affiliate under the Plan, in which the Company or any of its Affiliates has a material equity interest.

ii.“Board” shall mean the Board of Directors of the Company.

iii.“Committee” shall mean (a) with respect to the application of the Plan to employees, officers, consultants and advisors of the Company and its Parents and Affiliates, a committee or subcommittee of the Board appointed from time to time by the Board, which committee or subcommittee shall consist of two or more non-employee directors, each of whom is intended to be (1) to the extent required by Rule 16b-3, a “non-employee director” as defined in Rule 16b-3; (2) to the extent required by Section 162(m) of the Code, an “outside director” as defined under Section 162(m) of the Code; and (3) as applicable, an “independent director” as defined under the rules of the Nasdaq Stock Market or other applicable stock exchange rules; and (b) with respect to the application of the Plan to non-employee directors of the Company or an Affiliate of the Company, the Board. Notwithstanding the foregoing, if and to the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance shall not affect the validity of the awards, grants, interpretations or other actions of the Committee.

iv."Company," for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of American Railcar Industries, Inc., as defined in Section 424(f) of the Code (a "Subsidiary"), and any present or future parent corporation of American Railcar Industries, Inc., as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term "Company" shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole and absolute discretion.

v."Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

vi."Employee" for purposes of eligibility under the Plan shall include a person to whom an offer of employment has been extended by the Company or any of its Affiliates.

vii.“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder. Any reference to any section of the Exchange Act shall also be a reference to any successor provision.

viii.“Fair Market Value” for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, (a) (i) if the Common Stock is listed on any national securities exchange, the last reported sales price for the Company’s Common Stock (on such date) or the closing bid, if no sales were reported as quoted on such exchange as reported in The Wall Street Journal or such other source as the Committee deems reliable, or (ii) the average of the closing bid and asked prices last quoted (on such date) by an automated quotation system sponsored by the Financial Industry Regulatory Authority, if the Common Stock is not reported on a national securities exchange, or (b) if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted. Notwithstanding the foregoing, to the extent consistent with the requirements of Section 422 or 409A of the Code, as applicable, the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange on which the Common Stock is listed or traded. For purposes of the grant of any Award, the applicable date shall be the date as of which the Award is granted; provided that such date shall in no event be prior to the date the Committee makes the determination to grant the Award. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open. Notwithstanding the foregoing, if the Committee determines that such closing price does not properly reflect the fair market value of a share of the Common Stock, the Fair Market Value shall be determined by the Committee using such method as it deems reasonable and consistent with the applicable requirements of the Code and the regulations issued thereunder, including without limitation the requirements of Section 422 or 409A of the Code, as applicable. If the Common Stock is not traded, listed or otherwise reported or quoted, then Fair Market Value means the fair market value of a share of the Common Stock as determined by the Committee in good faith in whatever manner it considers appropriate taking into account the requirements of Section 409A or Section 422 of the Code, as applicable.

ix.“Family Member” shall mean “family member” as defined in Section A.1.(5) of the general instructions of Form S-8, as may be amended from time to time.

x.“Other Stock-Based Award” shall mean an Award under Section 7 of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, an Award valued by reference to an Affiliate.

xi.“Performance-Based Cash Award” shall mean a cash Award under Section 8 that is payable or otherwise based on the attainment of certain pre-established Performance Goals during a Performance Period.

xii.“Performance Goal” shall mean the performance goals described on Exhibit A. Notwithstanding anything herein to the contrary, the Committee may establish the same or different Performance Goals for any one or more types of Awards granted under the Plan (whether granted alone, in addition to or in tandem with other Awards).

xiii.“Performance Period” shall mean each fiscal year of the Company or such other period (as specified by the Committee) over which the attainment of Performance Goals is measured.

xiv.“Performance Share” shall mean an Other Stock-Based Award of the right to receive a number of shares of Common Stock or cash of an equivalent value at the end of a specified Performance Period.

xv.“Performance Unit” shall mean an Other Stock-Based Award of the right to receive a fixed dollar amount, payable in cash or Common Stock or a combination of both, at the end of a specified Performance Period.

xvi.“Restricted Stock” means an award of shares of Common Stock under this Plan that is subject to Section 6.

xvii.“Rule 16b-3” shall mean Rule 16b-3 under Section 16(b) of the Exchange Act.
xviii.“Stock Option” or “Option” shall mean any Option to purchase shares of Common Stock granted to a Participant pursuant to Section 5.

b.    No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment, service or any other relationship with the Company or its Affiliates. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

c.    No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

d.    Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

e.    Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the state of New York, without regard to any applicable conflicts of law.

f.    Confidentiality, Non-Compete and Non-Solicit. Each Participant agrees to execute and deliver to the Company a Confidentiality, Non-Compete and Non-Solicit Agreement in form and substance acceptable to the Company.

g.    Unfunded Status of Plan. The Plan is an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

h.    Other Benefits. No Award granted or paid under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation, except to the extent expressly set forth in any such retirement or other benefit plan.

i.    Death/Disability. The Committee may in its sole and absolute discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

j.    Successors/Severability. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

k.    Section 409A of the Code. Although the Company does not guarantee to a Participant the particular tax treatment of any Award, all Awards are intended to comply with, or be exempt from, the requirements of Section 409A of the Code and the Plan and any Award agreement shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code (a “Section 409A Covered Award”), it is intended to be paid in a manner that will comply with Section 409A of the Code. In no event shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or for any damages for failing to comply with Section 409A of the Code. Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to Section 409A Covered Awards:

i.     A termination of employment shall not be deemed to have occurred for purposes of any provision of a Section 409A Covered Award providing for payment upon or following a termination of the Participant’s employment unless such termination is also a “separation from service” within the meaning of Section 409A of the Code and, for purposes of any such provision of a Section 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean separation from service. Notwithstanding any provision to the contrary in the Plan or the Award, if the Participant is deemed on the date of the Participant’s Termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Section 409A of the Code, then with regard to any such payment under a Section 409A Covered Award, to the extent required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s separation from service, and (ii) the date of the Participant’s death. All payments delayed pursuant to this Section shall be paid to the Participant on the first day of the seventh month following the date of the Participant’s separation from service or, if earlier, on the date of the Participant’s death.

ii.     With respect to any payment pursuant to a Section 409A Covered Award that is triggered upon a Change in Control, the settlement of such Award shall not occur until the earliest of (i) the Change in Control if such Change in Control constitutes a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code, (ii) the date such Award otherwise would be settled pursuant to the terms of the applicable Award agreement and (iii) the Participant’s “separation from service” within the meaning of Section 409A of the Code.

iii.     For purposes of Section 409A of the Code, a Participant’s right to receive any installment payments under the Plan or pursuant to an Award shall be treated as a right to receive a series of separate and distinct payments.

iv.     Whenever a payment under the Plan or pursuant to an Award specifies a payment period with reference to a number of days (e.g., “payment shall be made within 30 days following the date of termination”), the actual date of payment within the specified period shall be within the sole and absolute discretion of the Company.

EXHIBIT A

PERFORMANCE GOALS

Performance Goals established for purposes of the grant and/or exercisability of Awards intended to be “performance-based” under Section 162(m) of the Code shall consist of objective tests based on one or more of the following (“Performance Goals”), to the extent permitted under Section 162(m) of the Code: sales, free cash flow, revenue, pre-tax or after-tax profit levels, earnings per share, operating earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, net operating profits after tax, and net income; operating income including joint venture earnings (or loss) and other income (or loss), adjusted to exclude stock based compensation expense (or income), and before interest, taxes, depreciation, and amortization; total stockholder return; return on assets, tangible assets, equity, capital or investment, cash flow and cash flow return on investment, cash flow before interest and financing, value cash flow, economic value added and economic profit; growth in earnings per share, debt to equity ratio, market share, price per share of Common Stock, economic value added and market value added; levels of capital expenditures, sales general and administrative expense, operating expense and maintenance expense, safety, railcar shipments, product shipment levels, new business bookings, productivity, restructuring, measures of customer satisfaction and/or customer service, as determined from time to time including the relative improvement therein; or such similar objectively determinable financial or other measures as may be adopted by the Committee in its sole and absolute discretion.

The criteria selected by the Committee may relate to the performance of the Company as a whole or upon the performance of an Affiliate, business unit, division or department or any combination thereof and either as an absolute measure or as a measure of comparative performance relative to a peer group of companies, an index, budget, prior period, or combination thereof, or other standard selected by the Committee. The criteria selected by the Committee shall be calculated in accordance with (a) the Company’s financial statements or (b) generally accepted accounting principles or (c) any other methodology established by the Committee prior to the issuance of an Award. A Performance Goal may include a threshold level of performance below which no payout or vesting will occur, target levels of performance at which a full payout or full vesting will occur, and/or a maximum level of performance at which a specified additional payout or vesting will occur. Performance Goals may differ among Participants, including among similarly situated Participants. Performance Goals shall be subject to certification by the Committee. To the extent permitted under Section 162(m) of the Code, unless the Committee otherwise determines, in its sole and absolute discretion, the Committee shall disregard and exclude the impact of the following items, events, occurrences or circumstances: (i) restructurings, discontinued operations, disposal of a business, extraordinary items, and other unusual or non-recurring charges, events or circumstances, (ii) an event either not directly related to the operations of the Company (or a subsidiary, division or other operational unit of the Company) or not within the reasonable control of the Company’s management, (iii) the operations of any business acquired by the Company (or a subsidiary, division or other operational unit of the Company), or (iv) a change in accounting standards required by generally accepted accounting principles.  To the extent permitted under Section 162(m) of the Code, the Committee may also adjust the Performance Goals to reflect other items, events, occurrences or circumstances or disregard or exclude the impact of such items, events, occurrences or circumstances. Once a Performance Goal is established, the Committee shall have no discretion to increase the amount of compensation that would otherwise be payable to a recipient upon attainment of a Performance Goal; provided, however, that the Committee shall retain “negative discretion” to adjust bonus payments as permitted by Section 162(m) of the Code and Treasury Regulations issued thereunder.